Exhibit 99.1
October 31, 2018

Dear Fellow Shareholders:

Diebold Nixdorf’s Board of Directors and senior management are committed to moving our company forward with one clear priority: delivering value for you, our shareholders. Our company has a sustained history of innovation and significant opportunities today and in the future. To this end, despite the challenges that we have faced, Diebold Nixdorf remains the global market leader in providing connected commerce solutions to financial institutions and retailers around the world. We have a significant revenue base, and we expect our recently announced “DN Now” initiatives, described below, to drive improved profitability, earnings and cash flow. We have taken numerous steps to strengthen company leadership and the business to enhance our strategic and financial position. The Board of Directors and management believe deeply in our business and our ability to deliver value, not only to our shareholders but also to our customers and employees. We believe the benefits of these efforts will be reflected in the market value of Diebold Nixdorf as we move forward.

We are committed to ensuring that we attract and retain strong leaders who drive results. Earlier this year the Board of Directors brought onboard an outstanding new CEO in Gerrard Schmid, who has more than 20 years of leadership experience in banking, payments and financial technology. Our newly named Interim CFO Jeffrey Rutherford brings more than 20 years of experience as a public company executive and his skills are aligned with Diebold Nixdorf’s plans to increase profitability and improve our capital structure.

Management layers within the organization are being streamlined and aligned with our Banking and Retail customers with a focus on service and solution excellence. As we move forward in the execution of “DN Now” -- a transformation agenda that includes a customer-focused operating model, increasing profitable sales, improving gross margin and reducing our operating costs -- we intend to continue attracting and supporting talent to deliver value in our business. We also continue to invest in our industry-leading portfolio of intellectual property, solidifying the present and driving the future of connected commerce in banking and retail.

Board of Directors Refreshment Process

We are refreshing the Diebold Nixdorf Board of Directors to align with our strategy, challenges and opportunities. Gary Greenfield became Chairman in January of this year, bringing a strong background in company transformations. Ellen Costello and Bruce Besanko, who we recently added to the board, provide substantial leadership experience, operational expertise and relevant skill sets from the retail and financial sectors. Over the past three years, we have added four independent directors and, combined with retirements, we are working with an international search firm to refresh additional directors this term. As always, we welcome and value input from shareholders in this process.

Diebold Nixdorf 5995 Mayfair Road P.O. Box 3077 North Canton, OH 44720-8077	Phone +1 330 490-4000 Fax +1 330 490-3794	DieboldNixdorf.com

Business Update

Regarding our company performance, we have reported several important business wins this quarter which demonstrate the foundational value and continued demand for our products and services:

•	A five-year maintenance service contract renewal with a top-three U.S. financial institution;

•	A $70 million, multi-year services contract with Marks & Spencer covering about 1,000 stores in western Europe;

•	A $68 million, multi-year contract to provide managed services for a leading European home improvement retailer;

•	A three-year contract renewal with Caixa Bank to service 25,000 ATMs in Brazil;

•	A $25 million contract with a top 10 Brazilian bank to install intelligent deposit and recycling ATMs;

•	An $11 million award from a top Mexican bank to upgrade their ATMs and expand their market presence;

•
A growing number of Windows 10-related contracts with financial institutions in North America to upgrade ATMs, including a contract for more than 500 DN Vynamic software licenses and a new managed services agreement with a regional bank located in the western United States;

•	A $6 million, multi-year Vynamic View software and services contract with a financial institution operating in several countries across Europe and northern Africa; and

•	A contract with Westpac in Australia for the DN Vynamic software portfolio. Diebold Nixdorf is now the sole ATM software provider for Westpac's 2,600 ATMs.

In addition, we recently raised $650 million through a new term loan and successfully amended our senior secured credit agreement. This additional liquidity enhances financial flexibility for the business, facilitates the acquisition of remaining shares of Diebold Nixdorf AG and supports our DN Now transformation initiatives. We expect “DN Now” to drive approximately $250 million of annualized savings as we look ahead, including:

•	Implementing a new, customer-centric operating model with expected savings of over $130 million;

•	Enacting a new services modernization plan, designed to increase our services gross margin while maintaining or improving customer service levels; and

•	Streamlining our current solutions and introducing next-generation product capabilities and cloud-based software offerings.

Given the maturity and market structure of our industry, it is important to drive significant cost reductions to offset headwinds such as lower product volumes, product pricing deflation in certain markets, and the inflationary effects on labor and raw materials.

Diebold Nixdorf Going Forward

We have already observed improvements from our “DN Now” initiatives, and are now launching the next wave of cost reduction actions to improve our efficiency and profitability.  We have a specific focus on improving inventory management, reducing general and administrative expenses, leveraging the scale of our business through improved procurement practices, and driving greater sales productivity.

Lastly, we would like to reiterate our plans to divest non-core and/or non-accretive assets amounting to approximately 5-10% of revenue. The proceeds will be used to reduce debt, simplify our business, and position Diebold Nixdorf for success in the future.

We look forward to continued progress, including our on going development and introduction of innovative new products and solutions that define and transform the industry. We also look forward to continuing to have an open and constructive dialogue with all of our shareholders. Thank you to all of our shareholders for your continued investment in, and support, of Diebold Nixdorf.

Sincerely,

/s/ Gary Greenfield	/s/ Gerrard B. Schmid
Gary Greenfield	Gerrard B. Schmid
Chairman of the Board of Directors	President and Chief Executive Officer

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted diluted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward‑looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward‑looking statements. Forward‑looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company's results include, among others: the ultimate impact of the domination and profit and loss transfer agreement with Diebold Nixdorf AG (“DPLTA”) and the outcome of the appraisal proceedings initiated in connection with the implementation of the DPLTA; the ultimate outcome and results of integrating the operations of the company and Diebold Nixdorf AG; the ultimate outcome of the company’s pricing, operating and tax strategies applied to Diebold Nixdorf AG and the ultimate ability to realize cost reductions and synergies; the company's ability to successfully operate its strategic alliances in China; the changes in political, economic or other factors such as interest rates, currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including the impact of the Tax Act; the company’s reliance on suppliers and any potential disruption to the company’s global supply chain; changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures; the impact of market and economic conditions on the financial services and retail industries; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the impact of a security breach or operational failure on the company's business; the company's ability to successfully integrate acquisitions into its operations; the impact of the company's strategic initiatives, including DN Now; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the company's success in divesting, reorganizing or exiting non-core businesses; the company's ability to comply with covenants contained in the agreements governing its debt; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward‑looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward‑looking statements, which speak only to the date of this letter.

Additional Information

Diebold Nixdorf, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Diebold Nixdorf shareholders in connection with the matters to be considered at Diebold Nixdorf’s 2019 Annual Meeting.  Diebold Nixdorf intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Diebold Nixdorf shareholders.  DIEBOLD NIXDORF SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  Information regarding the ownership of Diebold Nixdorf’s directors and executive officers in Diebold Nixdorf securities is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Diebold Nixdorf’s 2019 Annual Meeting. Information can also be found in Diebold Nixdorf’s Annual Report on Form 10-K for the year ended Dec. 31, 2017, filed with the SEC on February 28, 2018.  Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Diebold Nixdorf with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Diebold Nixdorf’s website at www.dieboldnixdorf.com or by writing to our Corporate Secretary at 5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077.